As filed with the Securities and Exchange Commission on January 19, 2017

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Keane Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1389	38-4016639
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory L. Powell

President and Chief Financial Officer

Keane Group, Inc.

2121 Sage Road

Houston, TX 77056

(713) 960-0381

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart D. Freedman, Esq. Antonio L. Diaz-Albertini, Esq. Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Phone: (212) 756-2000 Fax: (212) 593-5955	William J. Miller, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 Phone: (212) 701-3000 Fax: (212) 378-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-215079

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount Of Registration Fee(3)
Common Stock	5,129,000	$19.00	$97,451,000	$11,295

(1)	Includes shares of common stock issuable upon exercise of an over-allotment option to purchase additional shares granted to the underwriters. Does not include shares that the Registrant previously registered on the registration statement on Form S-1 (File No. 333-215079).
(2)	Based on the public offering price.
(3)	Calculated pursuant to Rule 457(a) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Keane Group, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-215079), originally filed December 14, 2016, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on January 19, 2017.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by 5,129,000 shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 19, 2017.

Keane Group, Inc.

By:	/s/ James C. Stewart
Name:	James C. Stewart
Title:	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James C. Stewart James C. Stewart	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	January 19, 2017

/s/ Gregory L. Powell Gregory L. Powell	President and Chief Financial Officer (Principal Financial Officer)	January 19, 2017

/s/ Brian Coe Brian Coe	Chief Accounting Officer (Principal Accounting Officer)	January 19, 2017

/s/ * Lucas N. Batzer	Director	January 19, 2017

/s/ * Dale M. Dusterhoft	Director	January 19, 2017

/s/ * Marc G. R. Edwards	Director	January 19, 2017

/s/ * James E. Geisler	Director	January 19, 2017

/s/ * Gary M. Halverson	Director	January 19, 2017

/s/ * Lisa A. Gray	Director	January 19, 2017

Signature	Title	Date

/s/ * Shawn Keane	Director	January 19, 2017

/s/ * Elmer D. Reed	Director	January 19, 2017

/s/ * Lenard B. Tessler	Director	January 19, 2017

/s/ * Scott Wille	Director	January 19, 2017

* By	/s/ Gregory L. Powell
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1	Opinion of Schulte Roth & Zabel LLP

23.1	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-1 filed by the Registrant on December 14, 2017 (File No. 333-215079) and incorporated herein by reference)